UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 24, 2011
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

88 Inverness Circle East, N-103, Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this document to “Vista,” “we,” “us,” “our,” or the “Company” refer to Vista International Technologies, Inc.

Item 8.01. Other Events.

The Board of Directors held a meeting on August 24, 2011 and determined that based on matters discussed below, the closing of the real estate transaction will be delayed.

On February 14, 2011, Vista and Brown-Lewisville Railroad Family First Limited Partnership (“Brown”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) pursuant to which Vista will sell  all of its interest in the 26.8 acre industrial site it owns at 1323 Fulghum Rd. in Hutchins, Texas, to Brown.

Our tire operations in Texas are subject to regulation by the Texas Commission on Environmental Quality (TCEQ).

The closing of the sale is contingent on various closing conditions, including compliance with regulations and requirements of the TCEQ.

On July 7, 2011, the Sale Agreement was amended to extend the feasibility period, during which the buyer has the right to investigate and inspect the property to determine whether or not the property is suitable for its intended use, to September 13, 2011.  Brown recently indicated that it will not close on this transaction until the tire scrap inventory in the front staging area of the property is reduced to an acceptable level.  We are continuing negotiations with Brown regarding the specifics of an acceptable plan to reduce the tire scrap inventory to satisfactory levels and the timing to do so, which could either be pre-closing or post-closing.  At this time, management is uncertain of the closing date for the transaction.

If we are unable to close the sale of the property it would have a material adverse effect on our financial condition and business plans.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

The information contained in this filing is a statement of Vista’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Vista’s assumptions. Vista may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Vista’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Vista or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Vista assumes no responsibility.

Vista undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Vista does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: August 29, 2011	By:	/s/ Bradley A. Ripps
Bradley A. Ripps, Interim Chief Executive Officer